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                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 30, 1997 on GulfMark Offshore, Inc.'s financial statements for the year ended December 31, 1996, included in GulfMark Offshore, Inc.'s final Prospectus filed pursuant to Rule 424(b) on August 15, 1997, and all references to our Firm included in this Registration Statement.

ARTHUR ANDERSEN LLP

Houston, Texas
August 15, 1997